SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                  INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION

              PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


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                      SHOREWOOD PACKAGING CORPORATION
              (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the
Registrant)

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                           [SHOREWOOD LETTERHEAD]



                                                      December 22, 1999

Dear Fellow Stockholder:

      On December 16, 1999, Shorewood's Board of Directors unanimously rejected Chesapeake's unsolicited, highly conditional tender offer of $17.25 per share. Your Board determined that the offer is inadequate and does not reflect the value or prospects of Shorewood.

      Chesapeake, however, appears intent on pursuing its plan to acquire your shares at an inadequate price. In furtherance of that goal, you can expect that Chesapeake will be seeking your vote to remove Shorewood's entire Board of Directors --without cause --through a consent solicitation process. Chesapeake also will solicit consents to install its own hand-picked nominees as Shorewood's directors, and these nominees are committed to Chesapeake's inadequate and opportunistic offer.

      YOUR BOARD OF DIRECTORS UNANIMOUSLY URGES YOU NOT TO LET CHESAPEAKE DO THIS! WE URGE YOU NOT TO TENDER YOUR SHARES TO CHESAPEAKE AND CAUTION YOU NOT TO SIGN ANY WHITE PROXY OR CONSENT CARD THAT MAY BE SENT TO YOU BY CHESAPEAKE.

      There are numerous reasons why your Board believes that Chesapeake's efforts to seize control of your Board is unwise and not in the best interests of Shorewood and its stockholders. Your Board's reasons for rejecting Chesapeake's offer are set forth in Shorewood's Schedule 14D-9 which previously was mailed to you. In the meantime, we ask you to remember the following:

      o CHESAPEAKE'S INTERESTS ARE NOT THE SAME AS YOURS: Chesapeake's interest is to acquire your Company as quickly and cheaply as possible and not to give you the opportunity to obtain the best value for your shares.

      o SHOREWOOD IS PURSUING STRATEGIC ALTERNATIVES: Your Board of Directors has instructed management and Shorewood's financial advisors to explore strategic alternatives which would enhance the value of your shares. We already have received several unsolicited inquiries from third parties who have indicated an interest in pursuing an extraordinary transaction with Shorewood, and we have engaged in preliminary discussions concerning these inquiries.

      o CHESAPEAKE'S $17.25 PRICE UNDERVALUES YOUR SHOREWOOD SHARES: As discussed in our Schedule 14D-9, Chesapeake's offer does not reflect the long-term value inherent in Shorewood and is nothing more than an opportunistic attempt by Chesapeake to capture for is own stockholders the future value of your shares.

      o CHESAPEAKE'S OFFER IS HIGHLY CONDITIONAL: Chesapeake's offer is subject to numerous conditions -- and I can assure you that these conditions will not be satisfied by the initial expiration date of January 3. Some of these conditions may never be satisfied. Accordingly, there is no need to tender your shares into Chesapeake's inadequate offer -- which as of today is for a price that is below the market value of your shares. You still have every right to withdraw any shares you may have tendered. If you need assistance in withdrawing tendered shares, please call Innisfree M&A Incorporated, toll-free, at (888) 750-5834.

      I look forward to updating you in the coming weeks on the progress of our efforts to enhance stockholder value. Meanwhile, we urge you not to tender your shares to Chesapeake's opportunistic offer and not to sign any white proxy or consent card that Chesapeake may send you.

      Thank you for your continued trust and support.

                               Sincerely,

                               /s/ Marc P. Shore

                               Marc P. Shore
                               Chairman of the Board and
                               Chief Executive Officer


                CERTAIN INFORMATION CONCERNING PARTICIPANTS


      Shorewood Packaging Corporation ("Shorewood") and certain other persons named below may be deemed to be participants in the solicitation of revocations of consents in response to the consent solicitation being conducted by Chesapeake Corporation ("Chesapeake"). The participants in this solicitation may include: (i) the directors of Shorewood (Marc P. Shore (Chairman of the Board and Chief Executive Officer), Howard M. Liebman (President and Chief Financial Officer), Leonard Verebay (Executive Vice President), Andrew N. Shore (Vice President and General Counsel), Kevin J. Bannon, Sharon R. Fairley, Virginia A. Kamsky, R. Timothy O'Donnell and William P. Weidner; and (ii) William H. Hogan (Senior Vice President, Finance and Corporate Controller). As of the date of this communication, the number of shares of common stock, par value $0.01 per share ("Common Stock"), beneficially owned by the Shorewood participants (including shares subject to stock options exercisable within 60 days) is as follows: Marc P. Shore (4,750,485), Howard M. Liebman (233,269), Leonard
J. Verebay (500,180), Andrew N. Shore (169,052), Kevin J. Bannon (33,000), Virginia A. Kamsky (4,500), R. Timothy O'Donnell (326,118); William P. Weidner (57,000); and William H. Hogan (30,500).

      Shorewood has retained Bear, Stearns & Co. Inc. ("Bear Stearns") and Jefferson Capital Group, Ltd. ("Jefferson Capital") to act as its co-financial advisors in connection with the tender offer (the "Offer") by Chesapeake and its wholly owned subsidiary, Sheffield, Inc., to purchase shares of Common Stock for $17.25 per share net to the seller in cash, for which Bear Stearns and Jefferson Capital may receive substantial fees, as well as reimbursement of reasonable out-of-pocket expenses. In addition, Shorewood has agreed to indemnify Bear Stearns, Jefferson Capital and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, arising out of their engagement. Neither Bear Stearns nor Jefferson Capital admit that they or any of their partners, directors, officers, employees, affiliates or controlling persons, if any, is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the solicitation of consent revocations, or that Schedule 14A requires the disclosure of certain information concerning Bear Stearns and Jefferson Capital, respectively.

      In connection with Bear Stearns' role as co-financial advisor to Shorewood, Bear Stearns and the following investment banking employees of Bear Stearns may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Shorewood and may solicit consent revocations therefrom:
Terence Cryan (Senior Managing Director), Charles Edelman (Senior Managing Director), Mark A. Van Lith (Managing Director) and Karen Duffy (Vice President). Bear Stearns engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of its business Bear Stearns may trade securities of Shorewood for its own account and the accounts of its customers, and accordingly, may at any time hold a long or short position in such securities. Bear Stearns has informed Shorewood that, as of the date hereof, Bear Stearns held no shares of Common Stock for its own account. Bear Stearns and certain of its affiliates may have voting and dispositive power with respect to certain shares of Common Stock held in asset management, brokerage and other accounts. Bear Stearns and such affiliates disclaim beneficial ownership of such shares of Common Stock.

      In connection with Jefferson Capital's role as co-financial advisor to Shorewood, Jefferson Capital and the following investment banking employees of Jefferson Capital may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Shorewood and may solicit consent revocations therefrom: R. Timothy O'Donnell (President) and Louis W. Moelchert (Vice President). R. Timothy O'Donnell is the beneficial owner of 276,118 shares of Common Stock. Louis W. Moelchert is the beneficial owner of 1,500 shares of Common Stock. Jefferson Capital has informed Shorewood that, as of the date hereof, it held 22,231 shares of Common Stock in its investment account.